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Application For Variable Settlement Agreement With
Thrivent Financial for Lutherans,
A Fraternal Benefit Society, Appleton, WI

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Section 1 - Proposed Annuitant
Name (print title, first, middle, last, and suffix name, as applicable)
Social Security number
Date of birth (mo/day/yr)
Sex
Residence state

Section 2 - Proposed Joint Annuitant (Joint Life Income Only)
Name (print title, first, middle, last, and suffix name, as applicable)
Social Security number
Date of birth (mo/day/yr)
Sex
Residence state

Section 3 - Proposed Owner (Complete For Charities, Trusts, Etc.)
Name of entity / trust (print name / title, as applicable)
Tax ID
Type of owners:
(checkbox) Trust
(checkbox) (blank line)
Authorized person(s) who can sign on behalf of entity / trust:
1. (blank line)
Social Security no.
2. (blank line)
Social Security no.

Section 4 - Complete For All Applications - Source Of Funds
If funds coming from a death claim, name of deceased on funding contract (print title, first, middle, last, and suffix name, as applicable)
(blank line)
Plan type (all contracts must be the same plan type)
(checkbox) IRA / SEP
(checkbox) ROTH
(checkbox) TSA
(checkbox) SIMPLE
(checkbox) Qualified Plan
checkbox) Non-Pension (Annuity, Life, and Settlement Option Contracts)
(Table - Headings)
Contract No(s).        Type Of Value - Check one box per contract and fill in amounts.
Funding Agreement        Death   Entire Value    Maturity   Estimated Amount To Settlement Option
   Four (blank lines)        -- Four lines with check boxes under each --   $ and four (blank lines)
Estimated Total Proceeds > $ (blank line)

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Section 5 - Payment Information
Income frequency
(checkbox) Monthly
(checkbox) Quarterly
(checkbox) Semi-annually
(checkbox) Annually
(checkbox) Annual Paid Monthly

Payment method
(checkbox) EFT - Direct deposit (Complete 6568EFT)
(checkbox) Payment to another product (Complete 9368C)
(checkbox) (blank line)
Assumed investment return
(checkbox) 3%
(checkbox) 3.5% (if available)
(checkbox) 4%
(checkbox) 5%
Payment date
(blank line) Day of month payment is distributed.

Section 6 - Income Settlement Option Election
(checkbox) Continue payments of original Life Income, Fixed Period, or Specified Amount for balance of guaranteed period.
(checkbox) Single Life Income
(checkbox) Joint Life Income
        Reduction factor: At joint annuitant's death (checkbox)1/2(checkbox) 1/3 (checkbox)1/4(checkbox) 0
                         At annuitant's death (checkbox)1/2(checkbox) 1/3 (checkbox)1/4(checkbox) 0
Guaranteed payment period: (blank line) Year(s)   (blank line) Month(s)
(checkbox) Fixed Period: (blank line) Year(s)   (blank line) Month(s)
Contract Option - MUST select one. If Irrevocable selected, explain in Section 7.
(checkbox) Irrevocable - I have selected an irrevocable income, and understand that this option provides an income of periodic payments for the terms I have elected. Once the irrevocable income is selected, it cannot be surrendered for cash, amended, revoked, or changed in any manner. In addition, the cash value cannot be transferred to any other settlement option. I understand that Thrivent cannot reverse or reissue the income after I have selected it.
(checkbox) Revocable - I have selected a revocable income, and understand that this option provides an income of periodic payments for the terms I have elected. This income can be surrendered for cash, if surrendered in the guaranteed payment period.
Telephone Authorization
(checkbox) Yes. I authorize Thrivent to accept and act upon telephone instructions from me for transactions on this certificate.
(checkbox) No

Section 7 - Special Requests
(Blank area for fill in)

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Section 8 - Proceeds Allocation
Leave allocation as is?
(checkbox) Yes - No allocation information is required.
(checkbox) No
Proceeds Allocation: Must total 100% and be in whole numbers.
(Table - headings)
Allocation Name   Percent   Allocation Name   Percent
(each column has 48 lines; Percent column has % on each line.)

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Section 9 - Beneficiary Designation
List full name, relationship to member / payee, address, and Social Security number for each beneficiary.
Primary: (4 lines)
First Contingent: (4 lines)
Second Contingent: (4 lines)
Payment Provisions:
The terms "surviving" and "survivor(s)' mean to remain alive, or to be in existence after the death of the insured/annuitant except that;
If any beneficiary dies at the same time as the insured/annuitant, or within 15 days after the insured/annuitant dies but before the death proceeds are paid, we will pay the proceeds as though that beneficiary died before the insured/annuitant.
When a trust is designated beneficiary, we shall not be obliged to inquire into the terms of any trust. Payment to the trust shall fully discharge us from all liability.
The words "children, issue, grandchildren" and "children of a deceased child" shall include adopted children, adopted issue, adopted grandchildren, and adopted children of a deceased child unless otherwise specified.
The term "payee" replaces the term "insured" and the term "successor payee" replaces the term "beneficiary" whenever this form is used in connection with designations under settlement agreements, except that the successor payee(s) must be indicated in relationship to the payee and not the member.
Death proceeds will be divided equally (unless an unequal distribution is stated) among all beneficiaries designated within a class.
Beneficiary designations which include the terms "or" and "and/or" will be administered as if the conjunction "and" was used.

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Section 10 - Agreement And Signatures
I understand and agree that:

  This application will become part of the variable settlement option agreement.
  No change in this application shall be made without the owner's written consent.
  No representative of Thrivent is authorized to change or waive any terms of this agreement or to make any promises or representations other than those contained in this agreement.
  Under the variable settlement option agreement applied for, the Annuity Payments, when based on the investment experience of the Variable Account, are not guaranteed as to dollar amount (except for the first payment).
  I have received a current prospectus for the variable annuity. I understand the provisions of the prospectus and agree to its terms.
  I hereby request Thrivent Financial for Lutherans to issue, terminate, or withdraw that which has been indicated on this form.

I have read (or have had read to me) and verified all statements and answers provided to the Thrivent representative as part of this application. The signature below applies to all sections and statements on this application.

Signed at city / state (area to fill in)
Signature of owner (insured / annuitant / payee / applicant on juvenile or third party / beneficiary on death claim / authorized person / trustee / estate representative) / Date signed (mo/day/yr) ) (signature block)
Signature of owner (joint annuitant / authorized person / trustee / estate representative) / Date signed (mo/day/yr) (signature block)
Signature of Thrivent representative / Date signed (mo/day/yr) ) (signature block)
DR name / Code number (area to fill in)

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Section 1 - Representative's Information
(Column with headings)
Yes         No

(checkbox) (checkbox)  1. Should compensation be split?
(checkbox) (checkbox)     If Yes, has the home office been notified of the split agreement?
                          If home office has not been notified of the split agreement, provide name(s) of representative(s)
                          and percents for split in Additional Details area.
(checkbox) (checkbox)  2. (a) Does the proposed annuitant have any other applications pending or being submitted other
                          than this application?   If Yes, list below.
(checkbox) (checkbox)     (b) Does any other family member have applications pending with Thrivent?   If Yes, list below.
                          (Table with 3 columns & 4 rows) Headings -  Name, Date Applied, Plan
(checkbox) (checkbox)  3. Will this application be electronically transmitted?
Additional Details   (area for fill in)

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